United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2003

VITAL LIVING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-33211	88-0485596
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 North 40th Street, Suite #105 Phoenix, Arizona
(Address of principal executive offices) (Zip Code)

(602) 952-9909
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 2. Acquisition or Disposition of Assets

     Vital Living Inc. (OTCBB: VTLV) (the “Company”), pursuant to the terms of an asset purchase agreement dated June 25, 2003, has completed the acquisition, through a new wholly owned corporation Nature’s Systems, Inc. (“NSI”), in a stock for assets transaction (the “Acquisition”), of substantially all the assets and assumed certain liabilities of privately-held Christopher’s Original Formulas, Inc., an innovative nutraceutical company selling to health conscious consumers and practitioners nationwide, for 2,600,000 shares of restricted Vital Living common stock, with no registration rights. The fair value of the common stock was $2,808,000 on the date of measurement. NSI will continue to market the entire line of Dr. Christopher products, which are sold at retail locations throughout the United States and are comprised of naturally occurring, primarily certified organic, substances.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired.

(4a) Financial statements of Christopher’s Original Formulas, Inc. (formerly NFI Holdings, Inc.) for the year ended December 31, 2002 and the six months ended June 30, 2003 and 2002 are filed herein as part of this Current Report as Exhibit 99.1 and 99.2.

(4b) Consolidated Financial Statements of NFI Holdings, Inc. for the years ended December 31, 2001 and 2000 are filed herein as part of this Current Report as Exhibit 99.3.

(b)	Pro forma financial information

(2) Pro forma financial information is hereby filed as part of this Current Report as Exhibit 99.4.

(c)	Exhibits.

Exhibit No.	Description

2.1.	Asset Purchase Agreement, dated as of June 25, 2003 by and among Vital Living, Inc. (“Vital Living”), Nature’s System’s, Inc., a Nevada corporation and wholly owned subsidiary of Vital Living, Christopher’s Original Formula, Inc., a Nevada corporation and Robert C. Scott and James R. Jeppson.*

23.1	Independent Auditor’s consent of the C.P.A. Network, LLC.

99.1	Financial Statements of Christopher’s Original Formulas, Inc. for the year ended December 31, 2002.

99.2	Financial Statements of Christopher’s Original Formulas, Inc. as of June 30, 2003 and for the six months ended June 30, 2003 and 2002.

99.3	Financial Statements of NFI Holdings, Inc. for the years ended December 31, 2001 and 2000.

99.4	Unaudited Pro forma financial information of Vital Living, Inc. for the year ended December 31, 2002 and for the six month periods ended June 30, 2003 and 2002.

*   Filed as Exhibit 2.1 of Form 8-K filed on July 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL LIVING, INC.

	By	/s/ Stuart Benson

Stuart Benson, President, Treasurer and Secretary
Date: August 29, 2003